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                                                                   Exhibit 10.4

               MASTER LOAN PARTICIPATION AND CUSTODIAN AGREEMENT

         THIS NEW MASTER LOAN PARTICIPATION AND CUSTODIAN AGREEMENT (this "Agreement") is made as of the ___ day of July, 2000, by and between MONUMENT MORTGAGE, INC., A CALIFORNIA CORPORATION ("Seller") and GATEWAY BANK, F.S.B. ("Buyer" and "Custodian") for mutual considerations herein evidenced.

                             INTRODUCTORY PROVISIONS

           The following form the basis of and are a part of this Agreement:

         A. Seller intends from time to time to originate and make in its own name, and in the approved fictitious business names listed on the attached Exhibit A, Loans described in this Agreement.

         B. Seller has offered, or will offer from time to time, to sell to Buyer with recourse an undivided participation ownership interest in one or more of the Loans, and Buyer may, from time to time hereafter, agree to purchase an undivided participation ownership interest in one or more of the Loans in accordance with the terms and provisions in this Agreement.

         C. Buyer desires a custodian to receive, on Buyer's behalf, certain evidence and other indicia of all Loans in which Buyer purchases an interest and to act as custodian and bailee for and on behalf of Buyer in respect thereto upon the terms and conditions herein set forth.

         D. Although Seller shall have no obligation to offer, and Buyer shall have no obligation to purchase, an undivided participation ownership interest in any of the Loans, Buyer and Seller desire for this Agreement to set forth the terms and conditions that will apply to each undivided participation ownership interest in the Loans sold by Seller to Buyer.

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Custodian hereby covenant and agree as follows:

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, and the definitions of such terms are equally applicable to the singular and the plural forms of such terms:

         "APPRAISAL" shall mean a valuation of the Mortgaged Property and all improvements located thereon securing each -Loan meeting all federal laws, standards and regulations which govern appraisals that Buyer may rely upon and which appraisal is applicable to the type of loan represented by the Loan offered by Seller.

         "COMMITMENT AMOUNT" shall mean the amount for which an Investor pursuant to a Take-Out Commitment or FNMA or FHLMC pursuant to a comparable agreement has agreed to purchase a Loan.

         "CUSTODIAN" shall mean Buyer or its assignee acting in the capacity as custodian and bailee under this Agreement.

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         "DEFAULT" shall have the meaning given to it in Article VI of this
Agreement.
         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "FHA" shall mean the Federal Housing Administration.

         "FHLMC" shall mean the Federal Home Loan Mortgage Corporation.

         "FNMA" shall mean the Federal National Mortgage Association.

         "GNMA" shall mean the Government National Mortgage Association.

         "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest allowed from time to time by law as it is now, or to the extent allowed by law, as may hereafter be in effect.

         "INITIAL MORTGAGE DOCUMENTS" shall mean the documents described in
Section 2.01(a) of this Agreement.

         "INSURANCE POLICY" shall mean a hazard insurance policy in an amount representing coverage at least equal to the outstanding principal balance of the applicable Loan, or the full insurable value of the improvements securing such Loan, whichever is greater, and of a type substantially in the form of and at least as protective as the fire and extended coverage contained in the "New York" loss mortgagee clause (also known as "standard" or "union" loss mortgage clause) which provides that the Seller's hazard insurance is not invalidated by acts of the loan debtor.

         "INTEREST" shall mean an undivided one hundred percent (100%) participation ownership interest in a Loan.

         "INVESTOR" shall mean a third-party mortgage investor acceptable to Buyer in its sole discretion or FNMA or FHLMC.

         "LOAN" shall mean a first lien residential real property credit transaction originated by Seller meeting the terms and conditions set forth in this Agreement evidenced by a Mortgage Note and secured by a Mortgage.

         "LOAN APPLICATION" shall mean an application for a Loan signed by the borrower or its agent, in such form and containing such information as will disclose the purpose for which the Loan is sought and the identity of the Mortgaged Property.

         "MORTGAGE" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on a first priority ownership interest in an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         "MORTGAGE ASSIGNMENT" shall mean an instrument duly executed and in recordable form (including, if available, the record book and page number or instrument number of the public records in which the Mortgage was recorded) assigning a Mortgage (or several Mortgages) in blank, which is legally sufficient to evidence the sale of the Mortgage in the jurisdiction in which the applicable Mortgaged Property is located.

         "MORTGAGE DOCUMENTS" shall mean the Initial and Supplemental Mortgage Documents.

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         "MORTGAGEE FILE" shall mean with respect to a Loan all of the Mortgage
Documents delivered by Seller to Custodian pursuant to this Agreement.

         "MORTGAGE NOTE" shall mean the note or other evidence of the indebtedness secured by a Mortgage.

         "MORTGAGED PROPERTY" shall mean the real property described in a Mortgage securing repayment of the debt evidenced by a Mortgage Note.

         "OFFICER'S CERTIFICATE" shall mean a certificate signed by an officer (authorized to sign an Officer's Certificate) of Seller, or the title insurance company issuing the Title Policy, or the escrow/settlement agent or company for the Loan, or the closing attorney for the Loan.

           "OTS" shall mean the Office of Thrift Supervision.

         "PARTICIPATION CERTIFICATE" shall mean a Gateway Bank, Participation Loan Sale Application, Purchase Request and Participation Certificate, as may be amended by Buyer from time to time, in the form attached hereto as EXHIBIT "A", executed by Seller with all blanks completed.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock seller, trust, unincorporated organization, government or any agency or political subdivision thereof.

         "PRIME RATE" shall mean the highest rate of interest published in FEDERAL RESERVE STATISTICAL RELEASE H. 15 (519) as constituting the "bank prime loan", "prime rate" or "base rate" in such publications table of Money Rates or, in the absence of the publication of such rate, the variable rate of interest per annum established, announced or set by Citibank, N.A. from time to time as its "prime rate," "reference rate" or "base rate". Such rate is a general reference rate of interest, and is not necessarily the lowest or best rate actually charged by any lender to any customer.

         "PURCHASE PRICE" shall have the meaning given to it in Section 1.03 of this Agreement.

         "SELLER'S ACCOUNT" shall mean, collectively, those demand deposit accounts of Seller established with Buyer for the purpose of receiving all payments of the Purchase Price, all payments on the Loans and all payments of the Commitment Amount, and for other purposes under this Agreement, as further described in Section 7.02 of this Agreement.

         "SUPPLEMENTAL MORTGAGE DOCUMENTS" shall mean the documents described in
Section 2.01(b) of this Agreement.

         "TAKE-OUT COMMITMENT" shall mean a fully executed and binding commitment, or in the case of FNMA or FHLMC a comparable agreement, pursuant to which an Investor has committed or agreed to purchase for cash one hundred percent (100%) of the ownership interests of the Loan or Loans in which Buyer has purchased an Interest within sixty (60) days of Buyer's purchase of the Interest in such Loans, or such other documentation which in Buyer's sole judgment confirms that an Investor is eligible and has committed or agreed to purchase for cash one hundred percent (100%) of the ownership interests of the Loan or Loans in which Buyer has purchased an Interest within sixty (60) days of Buyer's purchase of the Interest in such Loans.

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         "TERMINATION DATE" shall mean the date this Agreement is terminated but in no event later than 12:00 NOON SAN FRANCISCO, CALIFORNIA TIME ON JULY ___, 2001.

         "TITLE POLICY" shall mean a fully paid-up mortgagee's or lender's policy of title insurance with respect to a Loan naming Seller as the insured in an amount at least equal to the unpaid balance of the Loan, which policy shall be in form and substance that which is customarily used to affirm the quality, priority and validity of a lender's lien against real property in the jurisdiction where the Mortgaged Property is located.

         "TRANSACTION FEE" shall mean the sum of $40.00 per Interest paid by Seller to Buyer in consideration of Buyer's purchase of an Interest for each Interest actually purchased.

         "VA" shall mean the Veterans Administration.

         "YIELD" shall mean the rate of interest accruing to Buyer on the Purchase Price in accordance with Section 1.04 of this Agreement.

                                    ARTICLE I

                         SALE AND TRANSFER OF UNDIVIDED
                   PARTICIPATION OWNERSHIP INTERESTS IN LOANS

         Section 1.01 SALE AND IDENTIFICATION OF PARTICIPATION OWNERSHIP INTERESTS. From time to time, Seller may offer to sell an Interest in one or more Loans by delivering to Buyer a Participation Certificate, together with copies of the following documents, with respect to each of such Loans:

                             (a) a Loan Application;

                             (b) financial statements covering the loan debtor (unless attached to or incorporated in the Loan Application);

                             (c) an Appraisal;

                             (d) a FHA or VA Commitment to Insure (as that term is defined by FHA or VA, as applicable), or Seller's written representation and warranty that the Loan meets either (i) FNMA or FHLMC underwriting standards and is eligible for sale to FNMA or FHLMC or (ii) nationally recognized underwriting standards for a commitment to purchase a residential mortgage loan on the secondary market, including, without limitation, those of the issuer of the Take-Out Commitment;

                             (e) a Take-Out Commitment;

                             (f) Seller's underwriting approval (FHA, VA or private mortgage insurer, if applicable);

                             (g) a mortgage insurance certificate;

                             (h) Seller's closing instructions;

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and such other items as Buyer may reasonably require, each as may be more particularly described on the Participation Certificate. The Participation Certificate shall be issued pursuant to the terms and provisions of this Agreement. The Participation Certificate shall specify, among other things, the Interest, the identification of the Loans sold, the purchase price to be paid by the Buyer, and the interest or yield to be paid to the Buyer. Each such Loan shall (i) be secured by a first and prior mortgage lien on a single-family, owner-occupied residence, located in states acceptable to Buyer, (ii) comply with FHA, VA, FNMA, FHLMC or GNMA underwriting guidelines (whichever shall apply), (iii) have a term of not less than ten (10) years or more than thirty
(30) years, (iv) amortize according to FHA, VA, FNMA, FHLMC or GNMA eligibility standards (whichever shall apply), (v) bear a rate of interest equal to or greater than the rate of interest required by the Investor, and (vi) otherwise be on terms and conditions which makes the Loan an eligible investment for federally chartered, FDIC-insured, savings associations.

         Section 1.02. PURCHASE OF INTERESTS. If Buyer elects, exercising its own underwriting standards and criteria and in its sole and absolute discretion, to purchase Interests covered by a Participation Certificate, Buyer shall do the following: (i) designate on the Participation Certificate the Loan or Loans in which it will purchase an Interest and execute and deliver to Seller a copy of the Participation Certificate (it being understood that the original of the Participation Certificate shall be retained by Buyer), and, (ii) deliver to Custodian a copy of the Participation Certificate designating the Loan or Loans in which Buyer will purchase an Interest.

         Section 1.03. PURCHASE PRICE. The Purchase Price for each Interest with respect to any Loans the security for which is a condominium or townhouse shall be equal to the LESSER of (i) one hundred percent (100%) of the principal balance of the Loan or (ii) the Commitment Amount. The Purchase Price for each Interest with respect to any other Loans shall be equal to the LESSER of (i) one hundred percent (100%) of the principal balance of the Loan, or (ii) the Commitment Amount. If Buyer fails to, or chooses not to, return any Participation Certificate to Seller within twenty-four (24) hours after Seller's delivery of that Participation Certificate, together with each and every document required by Section 1.01 hereof, then Buyer shall be deemed to have elected not to purchase any of the Interests set forth on that Participation Certificate.

         Section 1.04. PAYMENT TERMS

                  (a) PAYMENT OF YIELD. The Yield shall accrue to Buyer on the Purchase Price at a varying rate of interest per annum based on a 360-day year equal to the lesser OF (i) THE PRIME RATE MINUS 1.000%, or
         (ii) the Highest Lawful Rate. The Yield shall accrue on the amount of the Purchase Price from time to time outstanding from the date Buyer purchases an Interest. On or before the fifth (5th) day of each month, Buyer shall provide Seller with a monthly statement reflecting the Yield with respect to each Loan and any fees or other sums due and owing to Buyer by Seller hereunder. Such sums are due upon receipt of the Yield statement. Notwithstanding the immediately foregoing sentence, simultaneously with the issuance of the Yield statement, Buyer shall automatically debit Seller's Account with the amount of Yield, fees and other sums due and owing for the immediately preceding month as reflected on that month's Yield statement. Notwithstanding any provision herein to the contrary, it is expressly understood and agreed to between Seller and Buyer that the Yield shall accrue and be paid to Buyer as set forth herein regardless of the payment status of the loan debtor. In the event (i) any Loan or Loans are not repurchased by an Investor within sixty (60) days of Buyer's purchase of the Interests in such Loan or Loans, (ii) no event of default exists in the payment of principal or interest by the loan debtor, and (iii) Seller elects not to repurchase such Loan or

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         Loans in accordance with Section 5.04 of this Agreement, then, thereafter, all interest accruing on the underlying Mortgage Note or Notes at the interest rate or rates set forth in such instruments shall be paid to Buyer on or before the fifth (5th) day of each month and Buyer shall continue to provide a monthly statement to Seller and debit Seller's account in the same manner as described above in this subsection 1.04(a).

                  (b) PAYMENT OF PRINCIPAL. Buyer's interest in the principal portion of payments received by Seller from the loan debtor shall be paid to Buyer commencing on the earlier of (i) the resale by Seller to an Investor of any Loan or Loans pursuant to the terms hereof or (ii) the 60th day following Buyer's purchase of the Interest in the applicable Loan or Loans. Thereafter, Buyer's interest in the principal portion of payments received by Seller from the loan debtor shall be paid to Buyer on or before the fifth (5th) day of each month in the same manner as Yield or the loan debtor's interest, as applicable, is paid to Buyer, including Buyer's delivery to Seller of a statement and Buyer's right to debit Seller's Account, as all more particularly described above in subparagraph 1.04(a).

                  (c) AUTHORIZATION TO DEBIT SELLER'S ACCOUNT. Seller hereby acknowledges and agrees that Buyer shall have the right to debit Seller's Account as described in subsections 1.04(a) and 1.04(b) and hereby expressly authorizes Buyer to do so through and including the Termination Date. In the event a discrepancy between the amount due and the amount debited is subsequently identified by Buyer or Seller, Seller's Account shall be credited or further debited in accordance with the reconciliation reached between Buyer and Seller.

         Section 1.05. MAXIMUM TOTAL PURCHASE PRICE. Notwithstanding any provision herein to the contrary, the maximum amount of TOTAL PURCHASE PRICE FROM TIME TO TIME OUTSTANDING SHALL NOT EXCEED $20,000,000. However, as Interests are repurchased from Buyer due to payment of principal on the Loans by either the loan debtor or the Investor pursuant to the terms of the Take-Out Commitment or otherwise, Buyer may elect to purchase additional Interests pursuant to the terms of this Agreement, to the extent of the principal amount of the Interests so repurchased, at Buyer's sole and absolute discretion. In the event that less than 80% of the maximum amount of the total Purchase Price is outstanding in any two consecutive calendar months, Buyer at its sole and absolute discretion may reduce the maximum amount of the total Purchase Price or terminate this Agreement. Notwithstanding anything contained herein to the contrary, the maximum amount of total PURCHASE PRICE FROM TIME TO TIME OUTSTANDING WITH RESPECT TO LOANS THE SECURITY FOR WHICH IS A CONDOMINIUM OR TOWNHOUSE SHALL NOT EXCEED, IN THE AGGREGATE, $5,000,000. FURTHERMORE, BUYER AT ITS SOLE AND ABSOLUTE DISCRETION MAY INCREASE TOTAL PURCHASE PRICE TO $25,000,000 pursuant to the preceding terms of this Section of this Agreement.

         Section 1.06. WARRANTIES AND REPRESENTATIONS.

                  (a) SELLER'S OWNERSHIP OF LOANS SOLD AND COMPLIANCE WITH APPLICABLE LAW. The Seller hereby represents and warrants that as of the date the Buyer funds the Purchase Price for an Interest as to the underlying Loan:
(1) Seller is the legal and beneficial owner; (2) the Loan has been made by Seller pursuant to and in compliance with all Applicable federal and state laws, rules, and regulations including, but not by way of limitation, applicable usury limitations, the Truth-in-Lending Act of 1968, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, the Depository Institutions Deregulation and Monetary Control Act of 1980, the Garn St. Germain Depository Institutions Act of 1982, the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Federal Deposit Insurance Corporation Improvement Act of 1991, applicable financial

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institution lending and investment requirements, OTS and FDIC laws and regulations, and all other regulations issued in implementation of the foregoing laws; and (3) all conditions within the control of the Seller as to the validity of the applicable insurance or guaranty as required by the National Housing Act of 1934, as amended, and the rules and regulations thereunder, or as required by the Servicemen's Readjustment Act of 1944, as amended, and the rules and regulations thereunder, or by the VA, FHA or the mortgage insurance companies or other insurers, have been properly satisfied, and said insurance or guaranty is valid and enforceable.

                  (b) POSSESSION OF LOAN DOCUMENTATION. Seller further represents and warrants that as of the date Buyer funds the Purchase Price for an Interest, as to such Interest and underlying Loan: (1) Seller is authorized to sell the Interests described in ARTICLE I, Section 1.01 of this Agreement;
(2) Seller does not hold, but rather has caused to be delivered or will cause to be delivered to Custodian within three (3) business days of the date Buyer funds the Purchase Price for an Interest each of the documents which together constitute a Mortgage File (and it is expressly agreed that until delivery to the Custodian, Seller's agents, including any title company in possession of any such documents, shall be deemed to hold such documents in trust for Buyer and the Custodian); and (3) Seller has and shall retain in Seller's possession originals of all other instruments evidencing, securing, pertaining to, or representing each such Loan and all records required to be maintained for such Loans under OTS and FDIC regulations, including, but not by way of limitation,
(A) a copy of the separate assignment of rents, if any (certified by the title company which closed the Loan to be a true and correct copy of the original sent for recording), (B) the Loan Application, (C) financial statement of the loan debtor current at the time the Loan Application was made (unless attached to or incorporated in the Loan Application), (D) appropriate evidence indicating loan debtor's receipt of the disclosure materials as required by the applicable Loan and disclosure rules and regulations, (E) the Appraisal, (F) properly signed loan closing settlement statement or statements showing the ultimate recipient(s) of all proceeds of the Loans, (G) the Insurance Policy, (H) such flood insurance policy as is required under the Flood Disaster Protection Act of 1973, as amended, and implementing and other regulations, (I) the Title Policy,
(J) a copy of the Take-Out Commitment, (K) any and all documents, instruments or agreements executed in connection with or related to the Loans or the loan debtor, and (L) all such other documents required to be obtained by Buyer under applicable OTS and FDIC regulations as if it were the originator of the Loan.

                  (c) OTHER WARRANTIES AND REPRESENTATIONS CONCERNING THE LOANS. Seller further represents and warrants that as of the date Buyer funds the Purchase Price for an Interest, as to such Interest and underlying Loan:
(1) there are no delinquent tax or assessment liens, or mechanics' liens on the real and/or personal (tangible or intangible) properties securing the Loan;
(2) such security properties are free of substantial damage and are in good repair; (3) the Loan is not pledged as collateral for any loan or for any other purpose; (4) no part of such security properties has been released from the liens securing the Loan; (5) all representations as to such Loan are true and correct including, but not by way of limitation, the principal amount due;
(6) the originals or copies of the documents evidencing and concerning the Loan provided to Buyer are accurate and complete to the best of Seller's knowledge;
(7) Seller has in its possession a Take-Out Commitment; (8) the Mortgage Note and Mortgage represent the valid, enforceable, and binding obligations of each party thereto, subject to the effects of bankruptcy laws and other principles of equity, and there is no default existing under such documents or a fact in existence which, but for the passage of time or giving of notice or both, would constitute a default under either of such documents; (9) the interest rate provided for in each Loan and all fees, costs, expenses and charges contracted for, paid or payable by the Loan debtors do not violate any federal, state or other statute, rule, regulation or court ruling relating to the maximum legal rate of interest that can be charged and the Loans are not otherwise in violation of any usury laws; (10) such Loan is secured by a first and prior lien on single family (i.e., one-to-four family) residential real property; (11) the obligations of the

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loan debtor to make payments of principal and interest when due under the terms of the Mortgage Note and Mortgage are not subject to any defense, set-off, or counterclaim by the loan debtor or any other person obligated to repay the indebtedness evidenced by the Mortgage Note and Mortgage; (12) the Loan is subject to a legal, valid and binding Take-Out Commitment, and there exists no event of default under such Take-Out Commitment or any event, which with the giving of notice or passage of time, would constitute an event of default thereunder; (13) all information delivered and all representations, warranties and certifications made by Seller to the issuer of the Take-Out Commitment were and are true, correct and complete and were and are not misleading in any respect and no change in any of such information or representations, warranties or certifications will limit, impair or otherwise affect the obligations of the issuer of the Take-Out Commitment to perform its obligations thereunder;
(14) Seller has no knowledge of my fact or circumstance not disclosed to Buyer which would adversely affect the value or marketability of any Loan in which Buyer purchases an Interest; (15) Seller shall adhere strictly to the terms of each Take-Out Commitment and perform all obligations and observe all covenants on its part to be performed or observed thereunder; (16) the issuer of the Take-Out Commitment shall pay to Custodian for each Loan the Commitment Amount for such Loan no more than sixty (60) days after Buyer's payment of the Purchase Price; (17) Seller is, and at all times while this Agreement is in effect will be, recognized by GNMA, FHA, VA, FHLMC or FNMA as a qualified seller/servicer of single-family residential property loans.

                  (d) ADDITIONAL REPRESENTATIONS AND WARRANTIES CONCERNING SELLER. Seller further represents and warrants that, as of the date Buyer funds the Purchase Price for each Interest (1) Seller is a California Corporation, validly existing and in good standing under the laws of the State of California;
(2) Seller has and has had at all relevant times all requisite corporate power, licenses, permits and governmental authorizations or approvals granted by any federal, state or local government or quasi-governmental body or any agency or instrumentality thereof, necessary to permit Seller to originate and to own loans, and Seller is and has been at all relevant times duly licensed and qualified to transact business in each state in which it is transacting business; (3) Seller has all requisite corporate power, authority and capacity to execute and enter into this Agreement and to perform the obligations required of Seller hereunder and under the other documents, INSTRUMENTS and agreements required to be executed by Seller pursuant hereto; (4) the execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Seller pursuant hereto and thereto, and the consummation of the transaction contemplated hereby and thereby, have each been duly and validly authorized by all necessary corporate action; (5) this Agreement constitutes the valid and legally binding agreement of Seller enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency, reorganization, receivership or other laws affecting rights of creditors generally and by general equitable principles including, without limitation, those respecting the availability of specific performance); (6) no offset, counterclaim or defense exists to the full performance by Seller of this Agreement, and no such offset, counterclaim or defense has been asserted;
(7) the execution, delivery and performance of this Agreement by Seller are in compliance with the terms hereof and consummation of the transaction contemplated hereby will not violate, conflict with, result in a breach of give rise to any right of termination, cancellation or acceleration, constitute a default under, be prohibited by, or require any additional approval under
(i) Seller's certificate of incorporation or bylaws, (ii) any material instrument or agreement to which Seller is a party or by which Seller is bound or which affects the Loans, or (iii) any law, rule, regulation, ordinance, injunction or decree applicable to Seller or to the Loans; (8) Seller's net worth is not materially less than that which is reflected in its audited financial statements as of its most recent year end which have been delivered to Buyer and Seller has no knowledge or reason to believe that, as of the time of entering into this Agreement, its net worth has decreased to an amount which is less than $7,500,000; (9) there are no contingent liabilities which would adversely impact Seller's net worth so

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as to reduce it below said amount, nor have there been any adverse changes in any of Seller's assets, liabilities, business or financial condition, operation or results of operation of Seller which have had or will have a material adverse effect on the net worth of Seller; (10) Seller is not a guarantor and is not otherwise liable for any liability or obligation of any other Person which has not been disclosed to Buyer and which would interfere with or impede Seller's ability to fulfill its obligations under this Agreement; (11) Seller has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;
(12) Seller has not imposed or permitted to be imposed any security interest upon any of its assets, tangible or intangible; (13) Seller duly and faithfully complies with all applicable requirements with respect to the origination, underwriting and servicing of the Loans; and (14) when viewed in the context of all representations, warranties and written statements made by Seller in this Agreement and in any written statement or certificate furnished to Buyer by Seller in connection with the transaction contemplated hereby, none of any such representations, warranties or written statements contains or will contain any untrue statements of a material fact or will omit to state a material fact necessary to make the representation, warranty or written statement not misleading.

         Section 1.07. FUNDING OF PURCHASE PRICE. It is understood and agreed that Buyer shall have no obligation to fund the Purchase Price for any Interest or any part thereto until with respect to such Interest Buyer or the Custodian, as the case may be, is in receipt of all instruments, agreements and documents required to be delivered to Buyer as set forth in this Agreement and all other conditions precedent set forth in this Agreement are satisfied.

         Section 1.08. TRANSACTION FEE. In additional consideration of Buyer's purchase of an Interest Seller shall pay Buyer the Transaction Fee. Buyer is authorized to debit Seller's Account for the Transaction Fee.

         Section 1.09. IMMEDIATELY AVAILABLE FUNDS PROCEDURE. For purposes of closing of the purchase of a participation in a Loan by the Buyer hereunder, the Purchase Price for each interest shall be remitted to Seller's designee by wire transfer, provided that instructions are received prior to 2:00 p.m. on the day of the wire transfer.

                                   ARTICLE II,
                                 TITLE CUSTODIAN

         Section 2.01. SELLER DELIVERY OF MORTGAGE DOCUMENTS.

                  (a) DELIVERY OF INITIAL MORTGAGE DOCUMENTS. Seller covenants and agrees to cause to be delivered directly to Custodian the Initial Mortgage Documents with respect to a Loan within three (3) business days of Buyer's payment of the Purchase Price for an Interest in such Loan. The Initial Mortgage Documents for each Loan shall consist of the following:

                      (1) the original executed Mortgage Note together with the original of any surety agreement or guaranty agreement relating to the Mortgage Note, endorsed in blank by Seller or the holder/payee thereof (if other than Seller) with full recourse to Seller;

                      (2) a copy of the executed Mortgage together with (i) an Officer's Certificate certifying that such copy represents a true and correct reproduction of the original Mortgage and that such original has been duly recorded in the appropriate records depository for the jurisdiction in which the Mortgaged Property is located, (ii) the original or a copy of the recordation receipt, and (iii) an original Mortgage Assignment duly executed and acknowledged in recordable form assigning the Mortgage, individually or together with any other Mortgage, in blank; and

                      (3)   a copy of the Insurance Policy.

                  (b) DELIVERY OF SUPPLEMENTAL MORTGAGE, DOCUMENTS. Seller covenants and agrees to cause to be delivered to Custodian the Supplemental Mortgage Documents with respect to a Loan not later than sixty (60) days following the date Buyer purchases an Interest in such Loan, unless such sixty
(60) day period is extended or waived by Buyer in writing. The Supplemental Mortgage Documents for each Loan shall consist of the following:

                      (1) an original Mortgage bearing evidence that the Mortgage has been duly recorded in the appropriate records depository for the jurisdiction in which the Mortgaged Property is located;

                      (2)   an original Title Policy; and

                      (3) an original commitment for, or certificate of mortgage insurance policy for each Mortgage Loan for which such insurance has been or is required to be obtained.

                  (c) CERTIFIED COPIES IN LIEU OF ORIGINAL DOCUMENTS. Seller may cause to be submitted certified copies in lieu of originals for the documents specified in this Section as provided therein or otherwise, except Seller must cause to be delivered originals of the Mortgage Notes and the Mortgage Assignments.

         Section 2.02. SELLER'S CERTIFICATION. Seller's delivery of a Mortgage File to the Custodian shall constitute Seller's certification to Buyer that:

         (a) the original Mortgage Note, the original Mortgage Assignment, and originals or certified copies of the Mortgage and other Mortgage Documents, all meeting the requirements expressly set forth in this Agreement (without regard to any additional requirements set forth in the definitions utilized therein), are contained in the Mortgage File, and the Loan conforms to the description contained in the applicable Participation Certificate;

         (b) the Mortgage Note and Mortgage each bear an original signature or signatures purporting to be the signature or signatures of the Person or Persons named as the maker and mortgagor or grantor or, in the case of copies of the Mortgage permitted hereunder, that such copies bear a reproduction of such signature or signatures;

         (c) except for the endorsement in blank, neither the Mortgage Note, the Mortgage nor the Mortgage Assignment contains any notations on its face which evidences any claims, liens, security interests, encumbrances, or restrictions on transfer;

         (d) the original principal amount of the indebtedness described in the Mortgage as being secured by the Mortgage is identical to the original principal amount of the Mortgage Note;

         (e) the Mortgage Note bears the original of an endorsement by the named holder or payee endorsing the Mortgage Note in Blank;

         (f) the original of the Mortgage Assignment bears the original signature of the named mortgagee or beneficiary (and any other necessary party) or in the case of copies permitted hereunder, tat such copies appear to bear a reproduction of such signature or signatures;

         (g) the Title Policy is in form and substance providing evidence of title insurance customarily used in the jurisdiction in which the Mortgaged Property is located, that the lien of the Mortgage is a valid first and prior lien against the Mortgaged Property and that the description of the real property set forth in the Title Policy is identical to the real property description contained in the Mortgage; and

         (h) all representations and warranties contained in this Agreement remain in full force and effect as of the date of delivery of each Mortgage File

         Section 2.03. ACCEPTANCE OF DELIVERY AND RELEASE OF MORTGAGE FILES.

         (a) ACCEPTANCE. Buyer hereby appoints the Custodian and the Custodian hereby accepts its appointment as custodian and bailee solely on behalf of Buyer under the terms hereof. Custodian's duties hereunder shall include acting as bailee hereunder for Buyer with respect to the Mortgage Files delivered to the Custodian hereunder. Custodian agrees to accept delivery of all Mortgage Files to be delivered to it from time to time by Seller. Custodian agrees to take such other action with respect to the Mortgage Files as may be requested by Buyer in writing in accordance with this Agreement.

         (b) RELEASE. Custodian shall not release any of the Mortgage Files in its possession to any Person except as follows:

             (1) DEFAULT. Custodian agrees to release Mortgage Files delivered to it hereunder upon the written certification to the Custodian from Buyer that a Default has occurred with respect to the Loan or Loans itemized in the certification by virtue of Seller's failure to repurchase Buyer's Interest in such Loan or Loans required by this Agreement to be repurchased by Seller; and, in such event, upon receipt of such certification, without further direction or authorization from Buyer or Seller, Custodian shall promptly deliver the Mortgage Files respecting the Loans listed in such certification to Buyer, or as Buyer shall otherwise direct. Seller hereby expressly authorizes Custodian to comply with the terms of this Section of this Agreement.

             (2) Temporary Release to Seller. If the Custodian shall not have received written notice from Buyer that a Default has occurred by virtue of Seller's failure to repurchase Buyer's Interest in any Loan or Loans required by this Agreement to be repurchased by Seller, Custodian may, upon written request therefor by Seller, transmit Mortgage Files to Seller under Custodian's trust receipt and transmittal letter (which must be satisfactory in form and substance to Buyer and its counsel) for the purpose of enabling Seller to prepare the Mortgage Files for future disposition thereof by making corrections or supplements thereto or otherwise correcting any defect or otherwise dealing with the Mortgage Files in a manner preliminary to its future disposition; provided that (A) Seller covenants and agrees to return all such Mortgage Files to Custodian within twenty (20) days after transmittal thereof by Custodian to Seller, (B) Custodian will be deemed to have retained possession of such Mortgage Files at all times, and
                   (C) at no time shall the number of Mortgage Files released to Seller pursuant to this paragraph exceed twenty-five (25) Mortgage Files. Seller hereby agrees to execute any trust receipt and transmittal letter received by it pursuant to the provisions of this subsection and to return to the Custodian a copy of it by facsimile immediately upon receipt and the original by regular mail within one (1) business day of receipt. In the event Seller receives any one (1) or more Mortgage Files or part thereof from any party, including, without limitation, any Investor, which is not delivered under a trust receipt and transmittal letter, Seller shall
                   (i) immediately so inform Buyer and Custodian, (ii) immediately forward the Mortgage File(s) or part thereof so received to the Custodian and (iii) be deemed to have received such Mortgage File(s) under the Custodian's form of trust receipt and transmittal letter generally used by it for the purpose of transmitting Mortgage Files to Seller or other sellers of loan participation interests and hereby agrees to comply with the terms thereof. (Upon Seller's request, Custodian shall forward to Seller a copy of its standard trust receipt and transmittal letter.)

             (3) RELEASE FOR PAYMENT. Upon (A) the sale of any Loan or (B) the repurchase of any Loan by Seller pursuant to this Agreement and (C) receipt by the Custodian of good funds to the credit of Buyer in the entire amount due and payable to Buyer pursuant to Section 2.04 here in below or (D) the receipt of the Investor's irrevocable and unconditional commitment to purchase a Loan, the Custodian shall promptly release the related Mortgage File to the party entitled thereto. In the case of (D), the Mortgage File shall be released pursuant to a bailee agreement between the Custodian and the party entitled thereto.

         Section 2.04. PAYMENT OF COMMITMENT AMOUNT. Seller shall direct the Investor to pay the Commitment Amount to Custodian, and Seller hereby authorizes and directs Custodian to credit to Buyer that portion of the Commitment Amount received equal to the then outstanding portion of Buyer's Purchase Price not repaid through application of principal payments by the loan debtor delivered to Buyer, accrued, unpaid Yield and other amounts owing to Buyer on the Loan, and then deliver to the Seller's Account the balance, if any, of such Commitment Amount.

         Section 2.05. SIGNATURES, AUTHENTICITY AND SIGNERS, AUTHORITY OR CAPACITY. Under no circumstances shall the Custodian be obligated to inquire into or to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any Person to execute or issue any such document.

         Section 2.06. STANDARD OF CARE. The Custodian shall perform its duties hereunder in accordance with the reasonable commercial standards of the banking business as conducted in San Francisco, California. The Custodian shall not be responsible for the value, form, substance, validity, perfection, priority, effectiveness, or enforceability of any Mortgage Documents. The Custodian may accept but shall not be responsible for examining, determining the meaning or effect of or notifying or advising Seller, Buyer or any Person in any way concerning any item or document in a Mortgage File that is not one of the documents listed in Section 2.01. Seller shall be solely responsible for providing each and every document required for each Mortgage File to the Custodian and for completing or correcting any missing, incomplete or inconsistent documents, and the Custodian shall not be responsible for taking any such action, causing Seller or any other Person or entity to do so or notifying Buyer or any Person that any such action has or has not been taken. The Custodian shall have responsibility only for Mortgage Files and their contents which have been actually delivered to and received by it and which have not been released to Buyer, Seller, or their respective agents or designees in accordance with this Agreement. The Custodian shall be responsible to confirm that it has possession or is deemed to have possession of all Mortgage Files delivered to it unless released pursuant hereto. The Custodian is a custodian and bailee only and is not intended to be, nor shall it be construed to be, a trustee or fiduciary under this Agreement of or for Seller, Buyer or any other Person.

         Section 2.07. POSSESSION OF MORTGAGE FILES. The Custodian shall retain possession and custody of the Mortgage Files for the benefit of Buyer and as custodian and bailee of and for Buyer for all purposes (including but not limited to the perfection of the security interest of Buyer in such Mortgage Files to the extent Seller shall be deemed to have pledged the Mortgage Files to Buyer pursuant to this Agreement) until released pursuant to the terms hereof. In the event the Custodian is requested to deliver a Mortgage File or any portion thereof to an Investor, to Seller or to any other third party pursuant to the terms of this Agreement, neither the Custodian nor the Buyer shall have any liability, and Seller hereby expressly releases the Custodian and the Buyer from any such liability, arising in connection with delays in delivery of such Mortgage File or any portion thereof including, without limitation, any change in the Investor's purchase price for the Loan or Loans, unless the same is due to the gross negligence of the Custodian, in which event the Custodian only shall be liable therefor. Notwithstanding the terms of the immediately preceding sentence, the Custodian hereby agrees to use reasonable efforts to send the Mortgage File or any portion thereof to the intended recipient not later than the close of business on the second business day (that is, a day on which Buyer and the Custodian are open to conduct banking business with customers) following the request for Custodian to send a Mortgage File or any portion thereof; provided, however, that the Custodian shall have no obligation to send a Mortgage File, and the two (2) business day time period shall not begin to elapse, until the Custodian receives notice from Buyer that Buyer has received the complete Mortgage File, in accordance with Section 2.01 of this Agreement. The Buyer shall have no duty or obligation to notify Seller or any other party of Seller's failure to deliver complete Mortgage Files. The Custodian shall also make appropriate notations in the Custodian's books and records to the effect that custody of certain Mortgage Files has been released unless otherwise notified by Buyer or until the Mortgage Files are otherwise released to Seller or any other Person entitled thereto pursuant to the terms hereof.

         Section 2.08. RIGHT OF INSPECTION. Upon reasonable notice to the Custodian, Seller, Buyer, or any duly authorized representative of any of the foregoing, or officials of the OTS or the FDIC may at any time during Custodian's normal business hours inspect and examine the Mortgage Files in the possession and custody of the Custodian at such place or places where such Mortgage Files are deposited. In addition, from time to time and upon request by Seller or Buyer, Custodian will furnish a current list of the Mortgage Files held hereunder.

         Section 2.09. CUSTODIAN FEES. Seller agrees to pay, and Custodian hereby acknowledges that Seller has agreed to pay all fees due and owing to the Custodian under this Agreement. Buyer shall have no liability or obligation to pay any such fees and the duties of the Custodian hereunder shall be independent of Seller's performance of its obligations to the Custodian in respect of such fees.

         Section 2.10. TERMINATION OF AGREEMENT. The Custodian's obligations under this Agreement shall become effective on and as of the date hereof and shall terminate upon Custodian's receipt of a written notice of termination signed by Buyer and Seller. Upon such termination, the Custodian shall deliver the Mortgage Files to the Person designated therein. Buyer agrees to execute and deliver to Seller a notice of termination on payment in full of the obligations owed to it under this Agreement and termination of this Agreement.

         Section 2.11.  RESIGNATION AND REMOVAL OF THE CUSTODIAN

         (a) RESIGNATION. The Custodian shall have the right, with or without cause, to resign as "the Custodian" under this Agreement upon ninety (90) days prior written notice to Buyer. The Custodian shall continue to act as "the Custodian" under this Agreement until it delivers the Mortgage Files as provided in subsection (c) below.

         (b) REMOVAL. In the event of a failure by the Custodian materially to perform or observe any term of this Agreement on its part to be performed or observed, Buyer may remove and discharge the Custodian from the performance of its duties under this Agreement. Buyer and Seller jointly may remove and discharge the Custodian from the performance of its duties under this Agreement without cause. Any removal of the Custodian under this Section shall be accomplished by the delivery of written notice to the Custodian and shall be effective upon the Custodian's delivery of the Mortgage Files to the successor custodian or, if directed by Buyer and Seller, to Seller. The Custodian agrees to so deliver the Mortgage Files within three (3) business days of receipt of a written request therefor setting forth the name and address of the transferee.

         (c) APPOINTMENT OF SUCCESSOR CUSTODIAN. Upon resignation or removal of the Custodian, Seller and Buyer shall have thirty (30) days in which to appoint and designate a successor. If Buyer and Seller fail to jointly designate a successor custodian within such thirty (30)-day period, then the Custodian shall deliver possession and custody of the Mortgage Files to Buyer at the address set forth below or at Buyer's direction. Any successor custodian hereunder may be a subsidiary or affiliate of Buyer or, if not, shall be a financial institution whose deposits are insured by an insurance fund of the FDIC, shall have a net worth of not less than $ 100,000,000 and shall have secure vault storage facilities located in the State of California, in which the Mortgage Files are to be retained, all as determined by Buyer and Seller.

         Section 2.12. LIMITATION ON OBLIGATIONS OF THE CUSTODIAN.

         (a) The Custodian agrees to use its best judgment and good faith in the performance of any obligations and duties required under this Agreement and shall incur no liability to Seller or Buyer for its acts or omissions hereunder, except as may result from its gross negligence or willful misconduct. In no event shall the Custodian be liable, directly or indirectly, for any (1) damages or expenses arising out of the services provided hereunder other than damages which result from its gross negligence or willful misconduct, or (2) special or consequential damages, even if the Custodian has been advised of the possibility of such damages. The Custodian shall be entitled to rely upon the advice of its legal counsel from time to time and shall not be liable for any action or inaction by it in reliance upon such advice. The Custodian shall also be entitled to rely upon any notice, document, correspondence, request or directive received by it from Buyer or Seller, as the case may be, that the Custodian believes to be genuine and to have been signed and presented by the proper and duly authorized officer or representative thereof, and shall not be obligated to inquire as to the authority or power of any person so executing or presenting such documents or as to the truthfulness of any statements set forth therein.

The Custodian is a custodian and bailee only and is not intended to be, nor shall it be construed to be, a trustee or fiduciary under this Agreement of or for Seller, Buyer or any other Person.

         (b) The Custodian shall be under no duty or obligation to inspect, review or examine any documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose. The Custodian shall in no event have any duty or obligation to verify or determine that any papers are what they purport to be on their face. Seller agrees to indemnify, defend and hold the Custodian harmless from and against any claim, legal action, liability or loss that is initiated against or incurred, by the Custodian, including court costs and reasonable attorney's fees and disbursements, in connection with the Custodian's performance of its duties under this Agreement, including those arising from its negligence but excluding such costs, fees and disbursements to the extent caused by the gross negligence or willful misconduct of the Custodian. The Custodian shall at its own expense maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft and loss of documents insurance, and forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as the custodian in similar transactions. Custodian shall confirm in writing to Seller that such insurance is in force. The Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, it being expressly understood that there are no implied duties hereunder.

         Section 2.13. ASSIGNMENT. Buyer in its capacity as custodian may assign its rights and obligations as Custodian to any subsidiary or affiliate of Buyer, and shall notify Seller of any such assignment.

                                   ARTICLE III

                                TRUST PROVISIONS

         Section 3.01. SELLER AS TRUSTEE. It is agreed that the Seller and the Buyer are not partners or joint venturers, and that the Seller is not to act as agent for the Buyer, but is to act, in all loan administration and servicing matters hereunder for the Buyer as an independent contractor, but also as a trustee with fiduciary duties to hold the Interests in the Loans, the Mortgage Documents, and the loan receipts hereunder (except to the extent otherwise provided for in this Agreement), and to make the remittances as specified in this Agreement. Subject to the provisions of Sections 5.04 or 6.02 hereof, the Seller shall hold as trustee for the Buyer legal title to the Loans with respect to which Interests are sold under this Agreement. It further is agreed that the Seller, as trustee, shall not assign its responsibilities under this Agreement or transfer legal title to such Loans except in accordance with ARTICLE V or
ARTICLE VI of this Agreement.

         Section 3.02. CUSTODY OF MORTGAGE DOCUMENTS. It is agreed that the Custodian, pursuant to the provisions of this Agreement, shall retain physical possession of the Mortgage Documents evidencing all Loans in which Buyer purchases an Interest, but Seller shall be responsible for causing the title evidence and policies of insurance for the account of the Seller and Buyer to be properly maintained; however, the originals of all such tide policies and policies of insurance shall be delivered to and held by Custodian. Seller, as Buyer's trustee, shall retain physical possession of all documents relating to the Loans that are not required to be delivered to Custodian including, without limitation, the following: (i) the original executed Loan Application; (ii) the original of the Appraisal; (iii) the original of the loan debtor's credit report, if any; (iv) a copy of the title commitment; (v) a copy of each of the Mortgage Documents; (vi) a copy of the Take-Out Commitment; (vii) the original of the underwriting standards under which Seller approved the Loan (which have been previously furnished by Seller to

Buyer); and (viii) a copy of the certification by Seller as to the accuracy of all Mortgage Documents executed by the Loan debtor and delivered to Custodian. The Seller will keep all such documents in segregated files appropriately marked to show that a participating ownership interest therein has been sold to Buyer, and all envelopes and files pertaining to such documents shall be so marked. The Seller shall hold such Loans and documents as trustee for the benefit of Buyer to the extent of its beneficial interests. Buyer, Buyer's representative, the OTS, the FDIC and their examiners or supervisory agents have the right at any reasonable time during normal business hours to request and have access to and examine any and all books, records and documents relating to any Loan in which Buyer has a participation ownership interest or relating to any of the matters covered by this Agreement.

         Section 3.03. SELLER'S REPRESENTATIONS REGARDING INTERESTS SOLD. The Seller will not represent to any person that the Seller owns any portion of the Interests sold under this Agreement.

         Section 3.04. BUYER AS HOLDER OF EQUITABLE TITLE AND BENEFICIAL OWNER OF THE INTERESTS. Upon the Buyer's payment of the Purchase Price for any Interest, Buyer shall immediately become vested, to the extent of its Interest, with beneficial ownership of the Loan or Loans and any and all of the documents of every nature in the possession of the Custodian or Seller relating to such Loan or Loans.

                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF THE LOANS

         Section 4.01. SERVICING RESPONSIBILITIES. The Seller represents that in undertaking responsibility for performance of the services specified in this Agreement, it will exercise at least the degree of care generally exercised by and expected of a prudent lender, and that in its function of trusteeship it will exercise at least that degree of care which is legally required of a trustee. The Seller shall be responsible for the execution of all appropriate notices and all other acts necessary to protect title in the Buyer, Buyer's successors, or Buyer's assignees, as the case may be, as to the ownership of the participation ownership interests in the Loans sold under this Agreement and: for preserving all rights in said Loans and administering them in all respects consistent with applicable law and regulations, and for servicing the same in a manner consistent with good and prudent mortgage practices.

         Section 4.02. REMITTANCE. The Seller will be responsible for segregating, reporting and delivering to the Buyer Buyer's pro rata share of scheduled principal collections in a manner consistent with Interests then outstanding in accordance with Section 1.04 of this Agreement.

         Section 4.03. LOAN AND OTHER PREPAYMENTS. In the event that a prepayment is made on any Loan, the Seller will be responsible for segregating and delivering within five (5) business days thereof to Buyer its pro rata portion of the amount of principal prepaid and of any prepayment penalty assessed and collected, provided that the Seller shall assess and collect the maximum amount of prepayment penalty authorized under the terms of the applicable mortgage instrument and in accordance with applicable laws, rules and regulations as from time to time amended. If Buyer does not receive within the period specified above its pro rata portion of such collected prepayment and any prepayment penalty, Seller shall be subject to a late charge of five percent (5%) of such pro rata portion of the prepayment and any prepayment penalty not received; and such late charge shall be payable on demand by Buyer. Funds received on the account of the loan debtor for the purpose of paying taxes, assessments, insurance premiums or other similar purpose will be retained and disbursed by the Seller in a manner consistent with good and prudent mortgage servicing practices and consistent with all applicable laws.

         Section 4.04. SELLER'S AUTHORITY REGARDING LOAN MODIFICATIONS. It is agreed that the right to decide how the Loans sold under this Agreement shall be serviced and what to do and how to do it, when to approve assumptions or similar third-party undertakings, is hereby vested in the Seller, as trustee for Buyer; provided, however, notwithstanding the foregoing to the contrary, Seller shall consult with and obtain the consent of Buyer prior to taking any of the foregoing actions.

         Section 4.05. RECORDS MAINTENANCE. The Seller, as trustee, is responsible for maintaining, or requiring the maintenance of a complete set of books and records, satisfactory to the Buyer, as to all Loans in which the Buyer has acquired an Interest under this Agreement, including, but not limited to, a record of each receipt and each disbursement. In addition to furnishing customary monthly reports and remittances to Buyer, Seller shall also provide a monthly report of (a) Loan delinquencies, separately indicating the number and aggregate principal amount of Loans delinquent one month and two or more months;
(b) the death, bankruptcy, insolvency or other disability of any loan debtor which might impair its ability to repay a Loan, separately indicating the number and principal amount of Loans so affected; and (c) the aggregate principal amount of Loans in which the Buyer owns an Interest, categorized separately by the type of real estate security.

         Section 4.06. ADDITIONAL ADVANCES.

                  (a) ADVANCES FOR TAXES AND INSURANCE. It is expressly understood and agreed between Seller and Buyer that Seller shall not and will not make any additional advances under any of the Loans in which Buyer purchases an Interest without the prior written consent of Buyer, which consent may be withheld, delayed or denied for any reason or for no reason. In the event Buyer gives Seller its written consent to additional advances, Seller shall make such additional advances only with respect to the Loan or Loans so identified by Buyer for payment of taxes and insurance premiums then due, and that upon the making of any such advance, it will issue an additional Participation Certificate to Buyer reflecting the amount of the additional advance and specifying that Buyer shall receive as its interest on said advance the Yield, and upon the making of any such loan advance Buyer promptly shall pay its pro rata participation share. The term "advances" as used in the preceding sentence shall not include tax and insurance payments which are proper to be capitalized under the applicable provisions of this Agreement.

                  (b) RECORDING OF ADVANCES. In the case of every approved advance, a notation shall be made in the books and records required under this Agreement identifying and describing each advance and the Buyer's participation therein. A copy thereof promptly shall be furnished to the Buyer and to Custodian.

         Section 4.07. SELLER'S FEES.

                  (a) "ORDINARY" FEES. Seller is to receive for its fee, including interest on any participation ownership interest it retains in the Loans covered under this Agreement and fees for the servicing of said Loans, the remainder of the interest and loan fees, if any, not payable to the Buyer. The Seller shall also receive any default penalties or late charges and other amounts payable by the loan debtors.

                  (b) "EXTRAORDINARY" FEES. While the Seller acknowledges that the interest on its participation ownership interest shall be the amounts provided for under the terms of this Agreement and any applicable Participation Certificate issued hereunder, and that, in addition, it has agreed to be responsible for servicing the Loans for such consideration as provided for 'm this Agreement, it is further agreed that any necessary extraordinary services which may be proper under this Agreement and which are approved in writing in advance by Buyer, shall be contracted or done by the Seller at its customary cost for such services, provided such Cost is reasonable and customary and that Seller will be responsible for the prompt billing of Buyer for its pro rata share of such expense, and Buyer shall be required to pay promptly its pro rata share of such extraordinary expenses incurred and billed under this Agreement.

         Section 4.08. ASSUMPTION FEES. When a Loan covered by this Agreement is assumed by a third party, Seller shall receive the amount of any assumption fee collected on such Loan.

         Section 4.09. NOTIFICATION REQUIREMENTS. Seller shall have a duty to use due diligence to ascertain and promptly notify Buyer in writing of any failure of any loan debtor to perform any obligation under the applicable Loan and of any of the following events which come to the attention of the Seller:

                  (a) The vacating of or any change in the occupancy of any premises securing a Loan in which Buyer owns an Interest;

                  (b) The sale or transfer of any such premises;

                  (c) Any loss or damage to any such premises, in which event, in addition to notifying Buyer, Seller shall cause the insurance companies concerned to be promptly notified; and

                  (d) Any lack of repair or any other deterioration or waste suffered or committed in respect to such premises.

It is understood, however, that no notice need be given to Buyer of any facts other than those of which Seller shall have actual notice or would, except for its negligence, have had notice.

         Section 4.10. DEFAULT BY LOAN DEBTOR. In the event of default in the payment of principal or interest by a loan debtor on any Loan sold hereunder, then as to such Loan, Seller shall (upon prior written notice from Buyer of default by the Loan Debtor) within five (5) business days of the default, repurchase all outstanding Interests hereunder in such Loan from Buyer for the then outstanding portion of Buyer's Purchase Price not repaid through application of principal payment by the loan debtor delivered to Buyer, accrued, unpaid Yield, and other amounts owing to Buyer on such Loan, together with Buyer's costs, including, without limitation, legal fees, incurred by the Buyer for any action taken.

         Section 4.11. OTHER AUTHORIZED ACTS. If from time to time any of the Loans covered under this Agreement are endorsed, assumed, guaranteed or insured, or the obligations thereunder are further secured by other collateral, then it is agreed that the Seller shall and the Seller is authorized to, act for Buyer with respect to such matters, as its interests may appear; provided that in the event any of said Loans are insured or guaranteed by a governmental agency or a private mortgage insurance company, the Seller shall be the mortgagee of record in relation to the contract of insurance or guaranty, and the insurer or guarantor shall have no obligation to recognize or deal with any other party except the approved mortgagee of record with respect to the rights, benefits and obligations of the mortgagee under the contract of insurance or guaranty.

         Section 4.12. FINANCIAL STATEMENTS. Seller covenants and agrees that, as long as the Interests or any part thereof are outstanding:

                   (a) Seller will furnish to Buyer, or cause to be furnished to Buyer, as soon as available and/or immediately following any request therefor, and in any event within ninety (90) days after the end of Seller's fiscal year, a copy of the audited financial statements (balance statement and income statement) of Seller for such fiscal year.

                   (b) Seller will deliver to Buyer, or cause to be furnished to Buyer, as soon as available and/or immediately following any request therefor, and in any event within thirty (30) days after the end of each calendar quarter, beginning with the calendar quarter first ending after the date of this Agreement a copy of Seller's quarterly balance statement and profit and loss statement, certified by an officer of Seller to be true and correct in all material respects.

         Section 4.13. FIDELITY BOND COVERAGE. Seller covenants and agrees that, as long as the Interests or any part thereof are outstanding, Seller shall maintain insurance or fidelity bond coverage, as applicable, of $300,000.00 for errors and omissions and $300,000.00 for employee dishonesty with such companies as are reasonably satisfactory to Buyer. Upon execution of this Agreement and from time to time thereafter upon the request of Buyer, Seller shall deliver to Buyer a summary of the coverages of Seller in form and substance satisfactory to Seller.

                                    ARTICLE V

                           TRANSFERABILITY AND SALE OF
                        PARTICIPATION OWNERSHIP INTERESTS

         Section 5.01. AUTHORITY TO TRANSFER PARTICIPATION INTERESTS AND LEGAL TITLE HELD BY SELLER. Participation ownership interests in Loans subject to this Agreement are transferable upon the books and records of the Seller and no participation ownership interest in any Loan subject to this Agreement shall be sold by Seller to any third party or parties in an amount which represents less than a 100% interest in the outstanding balance of such Loan. In the event of any such sale or the transfer by the Seller of legal title to said Loans other than pursuant to ARTICLE V of this Agreement, the Seller shall immediately repurchase each outstanding Interest from Buyer for the then outstanding portion of Buyer's Purchase Price not repaid through application of principal payments by the loan debtor delivered to Buyer, accrued, unpaid Yield and other amounts owing to Buyer on the Loans, together with Buyer's costs, including, without limitation, legal fees, incurred by the Buyer for any action taken.

         Section 5.02. RIGHTS OF THIRD PARTIES ON RESALE. In the event Seller resells to a third party or parties 100% of the ownership interest in any Loan, such third parties shall succeed to all of the rights of the Seller for such Loan (but expressly excluding therefrom any rights of Seller under this Agreement). Seller shall promptly notify the Buyer of such resale by written notice identifying the Loans being resold and the number of the participation certificates representing such resold interests in conjunction with the issuance of such notice, the Seller, as trustee, will be responsible for segregating and for causing notations to be made in the books and records to reflect the resale and, immediately thereafter, for segregating and causing the remittances of sums owed to Buyer from the resale of such

Loans and of reports to be made to the Buyer in a manner consonant with the participation ownership interest then outstanding in the Loans which were resold and with the provisions of this Agreement. Nothing contained in this Section
5.02 or elsewhere in this Agreement shall be construed to permit Seller to resell less than 100% of any Loan, to resell its Interest in any Loan subject to the Buyer's Interest in such Loan or to resell or otherwise transfer its rights, interests, duties and obligations, including, without limitation, its duties and obligations as servicer and lead lender, under this Agreement.

         Section 5.03. LIMITATIONS ON RESALE. It is agreed that neither the Buyer nor the Seller as participants shall sell, transfer, encumber or assign all or any part of its participation ownership interest in any of the Loans subject to the terms of this Agreement and with respect to which Buyer has participated pursuant to this Agreement except (i) sales or transfers to bona fide third party investors pursuant to arms-length transactions, and (ii) sales which encompass 100% of Buyer's Interest in any such Loans. Seller hereby agrees, unless specifically authorized to do so in writing by the Buyer and except as specifically provided herein, not to sell its participation ownership interest or any part thereof in any such Loan or advance, but provided that either the Seller or the Buyer may, without the consent of the other, pledge, hypothecate or transfer its respective participation ownership interests in such Loans to any Federal Home Loan Bank for the purpose of securing an advance to it. This provision, however, is not to be construed in derogation of the right and authority granted to the Seller under this Agreement to satisfy the whole of such Loan, or to execute releases under appropriate circumstances, and, if required, the Buyer will join therein.

         Section 5.04. REPURCHASE OF INTERESTS. In the event any Loan or Loans originated by Seller in which Buyer purchases an Interest is not sold by Seller to an Investor (whether in accordance with the terms of the take-out Commitment or otherwise) within sixty (60) calendar days of the date of funding by Buyer of the Purchase Price paid by Buyer for such Interest and Seller is not otherwise required to repurchase such Loan or Loans hereunder, then, in such event, Seller may, within five (5) business days thereafter, repurchase Buyer's Interest in such Loan or Loans for the then outstanding portion of Buyer's Purchase Price for such Loan or Loans not repaid through application of principal payments by the loan debtor or debtors delivered to Buyer, accrued, unpaid Yield and other amounts owing to Buyer on such Loans, together with Buyer's costs, including, without limitation, legal fees, incurred by the Buyer for any action taken.

                                   ARTICLE VI

                                     DEFAULT

         Section 6.01. DEFAULT. Default shall exist if any one or more of the following occurs at any time or from time to time:

                   (a) Seller fails to make any payment required under this Agreement or the Participation Certificate, including, without limitation; payments due to Buyer upon repurchase by Seller of Buyer's Interest in any Loan or Loans required by this Agreement to be repurchased by Seller, and such failure continues for a period of one
         (1) day after written notice thereof is given by Buyer to Seller in accordance with Section 7.05 of this Agreement; provided, however, that such failure shall constitute a Default hereunder without notice if Buyer has given two (2) such notices within the immediately preceding 12-month period;

                   (b) Seller fails to observe or perform any other covenants or agreements of Seller contained in this Agreement or the Participation Certificate and such failure continues for a period of five (5) days after written notice thereof is given by Buyer to Seller in accordance with Section 7.05 of this Agreement; provided, however, that such failure shall constitute a Default hereunder without notice if Buyer has given two (2) notices for the same type of failure within the immediately preceding 12-month period;

                   (c) any statement, warranty, or representation by or on behalf of Seller contained in this Agreement or in any Participation Certificate is incorrect or misleading in any material respect as of the date made or deemed made;

                   (d) the issuer of a Take-Out Commitment does not honor or strictly comply with the terms of its Take-Out Commitment;

                   (e) the insolvency of the Seller;

                   (f) the filing by or against the Seller of a petition under any provision of bankruptcy law, or of an assignment for the benefit of creditors;

                   (g) the appointment by any public or supervisory authority of any person or firm in charge of the Seller or its assets;

                   (h) the involuntary sale of any Loans or advances covered by this Agreement; or

                   (i) the issuance by an appropriate public monitoring or supervisory authority of a cease and desist order or its equivalent against the Seller or its directors and officers involving the safety, soundness or financial viability of the Seller.

         Section 6.02. REMEDIES. In the event a Default occurs hereunder, then, as to such Loan or Loans with respect to which the Default arose, or, with respect to a Default which is not specific to any one Loan or group of Loans, then as to all Loans, Seller shall, within five (5) business days of the date on which the Default occurs, repurchase all outstanding Interests hereunder in such Loan or Loans; or in all Loans, as applicable, from Buyer for the then outstanding portion of Buyer's Purchase Price for such Loan or Loans not repaid through application of principal payments by the loan debtor or debtors delivered to Buyer, accrued, unpaid Yield, and all other amounts owing to Buyer on such Loan or Loans, together with Buyer's costs, including, without limitation, legal fees, incurred by the Buyer for any action taken.

         In addition to, but not in limitation or the remedies set forth above, upon the occurrence of a Default hereunder, Buyer is hereby authorized, but not required, at any time and from time to time, without notice to Seller (any such notice being expressly waived by Seller) to (i) set off and apply any and all deposits at any time held by Buyer, including Seller's Account, and other indebtedness at any time owing by Buyer to or for the credit or the account of Seller against any and all of the amounts due by Seller hereunder, irrespective or whether or not Buyer shall have made any demand under this Agreement and although such obligations may be unmatured; (Buyer agrees promptly to notify Seller after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application); (ii) upon Seller's failure to repurchase any Loan or Loans it is required to repurchase hereunder, direct Custodian to transfer physical possession of all Mortgage Files held by Custodian to Buyer in accordance with Section 2.03(b)(1) of this Agreement, in which event, in addition to all other sums due and owing to Buyer hereunder, Seller shall also be liable for any and all costs or expenses incurred by Buyer in connection with the delivery of the Mortgage Files to Buyer and the servicing of the Loans, including, without limitation, outlays for insurance and taxes to or on behalf of loan debtors; and (iii) terminate the Custodian obligations under this Agreement. Further, in the event of Seller's failure to repurchase any Loan or Loans it is required to repurchase hereunder and the transfer of applicable Mortgage Files to Buyer pursuant to Section 2.03(b)(1) of this Agreement Seller expressly authorizes Buyer or its designee, as the case may be, to notify any and all Loan debtors on behalf of Seller and Buyer that Buyer or its designee has succeeded Seller as the servicer of the Loans and that all payments shall thereafter be remitted to Buyer or its designee. Seller hereby grants to Buyer a limited power-of-attorney to execute such notice letters to borrowers under the Loans on behalf of Seller and Buyer hereby agrees to comply with all applicable requirements, including those imposed by FNMA, FHLMC, GNMA, FHA or VA, as applicable, relating to such notices. The rights of Buyer under this Section are in addition to all other general or specific rights and remedies (including, without limitation, other fights of set off) that Buyer may have at law, in equity or as a secured party pursuant to the provisions of the Uniform Commercial Code in effect in the State of California.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 7.01. AGREEMENT TO REPURCHASE INTERESTS. The Seller shall, upon the Buyer's request, immediately repurchase any Interest sold under this Agreement at any time after the date of the Buyer's remittance of the Purchase Price therefor and at any time prior to Seller's resale of such Interest to an Investor in accordance with the terms of this Agreement, if Buyer discovers (i) any misstatement of material fact, intentional or otherwise, or (ii) a breach of any representation, warranty or certification contained in this Agreement. The repurchase price shall be for an amount equal to the then outstanding portion of Buyer's Purchase Price for the applicable Loans not repaid through application of principal payments by the loan debtors delivered to the Buyer, accrued, unpaid Yield thereon and other amounts owing on the applicable Loans, together with Buyer's costs, including, without limitation, legal fees, incurred by the Buyer for any action taken. In the case of insured or guaranteed Loans, if the FHA insurance, the VA guaranty, or the insurance of a private mortgage insurance company with respect to any of the Loans lapses as a result of the Seller's act, omission, misstatement or breach of a representation, warranty or certification, Seller, upon the Buyer's request, shall repurchase such applicable Interests. Such repurchases shall be for an amount equal to the then outstanding portion of Buyer's Purchase Price for the applicable Loans not repaid THROUGH application of principal payments by the loan debtors delivered to the Buyer, accrued, unpaid Yield thereon and other amounts owing on the applicable Loans and costs, including, without limitation, legal fees, incurred by the Buyer for any action taken. The provisions contained in this Section 7.01 are in addition to, and not by way of limitation of, any of Buyer's remedies for breach of this Agreement by Seller provided at law or in equity.

         Section 7.02. DEPOSIT ACCOUNTS. Seller and Buyer hereby acknowledge that time is of the essence in performance of Seller's obligations hereunder, in particular with respect to the timing of purchases by Investors. In recognition of this and to facilitate the transfer of funds to permit the repurchases to occur smoothly and rapidly, Seller shall establish Seller's Account at Buyer to be used as operating and funding accounts for the transactions contemplated hereby. Seller agrees to maintain positive balances (minimum of $1,000) in the Seller's Account at all times sufficient to permit the transactions contemplated hereunder to be carried out and, upon failure to do so, Buyer may assess and collect from Seller (whether by setoff or otherwise) such penalties and fees as are established by Buyer from time to time as penalties and fees for failure by any bank customer to maintain a positive balance in the type deposit account(s) established by Seller at Buyer.

         Section 7.03. OBLIGATION OF SELLER. Seller's trusteeship responsibilities and the warranties and representations made by the Seller herein are made for the benefit of the Buyer and its successors and assignees, shall be deemed made as of the date hereof and as of the date of each Participation Certificate, and shall survive the termination of this Agreement or the liquidation of the Loans sold hereunder.

         Section 7.04. THIRD PARTY RELIANCE. None of the provisions of this Agreement shall inure to the benefit of loan debtor or any third party. Consequently, loan debtor and any third parties shall not be entitled to rely upon or raise as a defense in any manner whatsoever the failure of Seller to comply with the provisions of this Agreement.

         Section 7.05. NOTICE. Any notices, requests, instructions or other communications to Seller, Buyer or Custodian required or permitted to be given under this Agreement must be in writing and shall be deemed given if
(1) personally delivered to the addresses for Seller or Buyer stated below,
(2) sent by United states Mail, postage prepaid, certified or registered, return receipt requested, to said addresses, (3) sent by telecopy to the telecopier number provided below, or (4) delivered by overnight express delivery service to said addresses. Any notice which is delivered personally, telecopied or sent by overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice addressed and mailed in the manner herein provided shall be deemed to have been given to the party to whom it is addressed at the close of business, local time, of the recipient on the third regular business day following the date of deposit of such item in a depository of the United States Postal Service.


The address for
Seller shall be:                            MONUMENT MORTGAGE, INC.
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA 94583
                                            Attention: Rick Cossano
                                            Fax # (925) 242-6555

With a copy to:                             MONUMENT MORTGAGE, INC.
                                            2527 Camino Ramon, Suite 200
                                            San Ramon, CA 94583
                                            Attention:  General Counsel
                                            Fax # (925) 242-5990

The address for
Buyer shall be:                             Gateway Bank, F.S.B.
                                            919 Clement Street
                                            San Francisco, CA 94118
                                            Attention: Poppi Metaxas
                                            Fax # (415) 387-9635


The address for
Custodian shall be:                         Gateway Bank, F.S.B.
                                            919 Clement Street
                                            San Francisco, CA 94118
                                            Attention: Poppi Metaxas
                                            Fax# (415) 387-9635

Either party shall have the right to change its address to which notices shall be sent by giving the other notice thereof as required by this Section 7.05.

         Section 7.06. APPLICABLE LAW. Buyer's, Seller's and Custodian's obligations hereunder are performable in San Francisco County, California, and the laws of the State of California and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation hereof.

         Section 7.07. USURY LIMITATION. All agreements among the parties hereto, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity of the Loan under the loan documents and relating to this Agreement or otherwise, shall interest contracted for, charged or received by any party hereto exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, interest would otherwise be payable to any institution in excess of the maximum lawful amount, or such institution shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of such Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal such excess shall be refunded to the loan debtor. All interest paid or agreed to be paid to any bank or institution shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements among the parties hereto.

         Section 7.08. ATTORNEYS FEES. If any action at law, in equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover attorney's fees including court costs from the other party, which fees and costs may be set by the court in the trial of such action or may be enforced in a separate action for that purpose, and which fees and costs shall be in addition to any other relief which may be awarded. The reference to arbitration in the first line of this Section 7.08 shall not be deemed Buyer's or Seller's consent to submitting any dispute arising hereunder to arbitration.

         Section 7.09. AUTHORITY. Seller hereby represents to Buyer that it is a California corporation validly formed and in good standing under the laws of the State of California and that the person signing on behalf of Seller has the power and authority to bind Seller hereto. Buyer hereby represents to Seller that it is a federal savings bank, and that the person signing below on behalf of Buyer has the power and authority to bind Buyer hereto.

         Section 7.10. PARAGRAPH HEADINGS. GENDER. ETC. The section headings in this Agreement are not intended to be used in construing the substance of this Agreement. Unless the context of this Agreement otherwise requires (a) words of any gender are deemed to include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement, (d) the term "Section" refers to the specified section of this Agreement, (e) the term "or" means "and/or" and
(f) all references to "dollars" or "$" refer to currency of the United States of America.

         Section 7.11. PRIOR AGREEMENTS SUPERSEDED. This Agreement and the Participation Certificates constitute the sole agreement of the parties with respect to the matters covered by this Agreement and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter hereof.

         Section 7.12. PARTIES BOUND. This Agreement shall be binding on and inure to the benefit of the parties and their respective executors, administrators, legal representatives, successors and permitted assigns, except as otherwise provided in this Agreement.

         Section 7.13. COUNTERPARTS. This Agreement may be executed concurrently in one or more counterparts by the parties, which counterparts together when executed by all of the parties shall for all purposes be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.14. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by Seller and Buyer. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by such parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         Section 7.15. SCHEDULES. ETC. All exhibits annexed hereto and the documents, certificates and instruments required to be delivered pursuant to the terms hereof are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any such exhibits, schedules, documents, certificates, or other instruments shall be deemed to refer to and include all such exhibits, schedules, documents, certificates, and instruments. All statements contained in any exhibit, schedule, document, certificate or other instrument delivered by or on behalf of the parties hereto, pursuant to the terms hereof, are an integral part of this Agreement.

         Section 7.16. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, and if the rights or obligations of Seller or Buyer under this Agreement will not be materially and adversely affected thereby (a) such provisions will be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         Section 7.17. REMEDIES CUMULATIVE. The remedies (including, without limitation, indemnification) of the parties under this Agreement are cumulative and will not, to the extent permitted by law, exclude any other remedies to which any party may be lawfully entitled.

         Section 7.18. SECURITY INTEREST AND FINANCING STATEMENT. Seller hereby grants to Buyer a security interest in the Loans and the related Mortgage Files to secure Seller's performance under this Agreement. Seller hereby agrees to execute such financing statements as Buyer; from time to time, deems necessary or appropriate to perfect the security interest herein granted.

         Section 7.19. NO LOAN. INVESTMENT. PARTNERSHIP. OR AGENCY. Buyer is purchasing an undivided participation ownership interest in Loans, and is not making a loan or an investment with the expectation of profits to be derived from the entrepreneurial or managerial efforts of Seller. This Agreement shall not be construed to create a partnership or joint venture between Seller and Buyer. Seller is not the agent of Buyer.

         Section 7.20. REIMBURSEMENT OF EXPENSE. Seller shall pay to Buyer upon demand all reasonable expenses not to exceed $250.00 incurred by Buyer, plus any and all other expenses incurred by Buyer on behalf of Seller, in connection with documenting and consummating the transaction evidenced by this Agreement (including, by way of example, but not limitation, attorneys' fees and expenses, accountants' fees and expenses, fees and expenses for messenger or overnight courier services, but expressly excluding continuing expenses of conducting business under the terms of this Agreement), and Buyer is authorized to debit Seller's Account to pay such obligation. In addition, Seller shall pay to Buyer a wire fee of $11.00 per wire and Buyer is authorized to debit Seller's Account to pay such obligation. Seller shall provide Buyer with Seller's account number or numbers with at least one nationally-recognized overnight courier service (for example, Federal Express) which Seller hereby authorizes Buyer to use to deliver to Seller, Investors or other parties, as required or permitted under this Agreement, Mortgage Files or portions thereof.

         Section 7.21. TERMINATION. Except as to any Interest then still owned by Buyer, this Agreement shall automatically expire and terminate on the Termination Date. As to any Interest owned by Buyer as of the Termination Date, the applicable provisions of his Agreement, including, but not necessarily limited to, Sections 1.04, 1.06, 1.08, 5.04, 6.01, 6.02 and 7.01, shall survive until such Interest is liquidated or disposed of in accordance with this Agreement. In the event Buyer and Seller elect to extend the Termination Date prior to the termination of this Agreement, Buyer shall submit to Seller a modification and extension agreement effecting such extension. Seller hereby agrees to bear any and all costs, including, without limitation, Buyer's attorneys' fees, incurred in connection with such extension.

        IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized.

Executed as of the date first above written.

                         SELLER:

                         MONUMENT MORTGAGE, INC.

                         By: ___________________________________
                         Name:           Rick Cossano
                         Title:          Chief Executive Officer and President

                         BUYER:

                         GATEWAY BANK,
                         a Federal Savings Bank

                         By: ___________________________________
                         Name:           Poppi Metaxas
                         Title:          President - Chief Executive Officer

                         CUSTODIAN:

                         GATEWAY BANK,
                         a Federal Savings Bank

                         By: ___________________________________
                         Name:           Poppi Metaxas
                         Title:          President - Chief Executive Officer